Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Form S-8 No. 33-75668, pertaining to the 1993 Long-Term Stock Incentive Plan;

Form S-8 No. 333-16613, pertaining to the 1993 Long-Term Stock Incentive Plan;

Form S-8 No. 333-73548, pertaining to the 1993 Long-Term Stock Incentive Plan;

Form S-8 No. 33-96550, pertaining to the Triad Guaranty Inc. 401(k) Profit Sharing Plan;

Form S-8 No. 333-69967, pertaining to the Triad Guaranty Inc. Employee Stock Purchase Plan;

Form S-8 No. 333-134884, pertaining to the Triad Guaranty Inc. 2006 Long-Term Stock Incentive Plan; and

Form S-8 No. 333-161980, pertaining to the Triad Guaranty Inc. 401(k) Profit Sharing Plan;

of our report dated March 19, 2010, with respect to the consolidated financial statements and schedules of Triad Guaranty Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Atlanta, Georgia
March 19, 2010